Exhibit 3

Form of 0.650% International Global Note due 2009

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE EUROCLEAR SYSTEM (“EUROCLEAR”) AND CLEARSTREAM BANKING, SOCIETE ANONYME (“CLEARSTREAM”), TO THE REPUBLIC OF ITALY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CITIVIC NOMINEES LIMITED (“CITIVIC”), AS NOMINEE FOR CITIBANK, N.A., LONDON OFFICE (“CITIBANK”) AS COMMON DEPOSITARY FOR, AND IN RESPECT OF INTERESTS HELD THROUGH EUROCLEAR BANK S.A./N.V., AS OPERATOR OF EUROCLEAR AND CLEARSTREAM OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR AND CLEARSTREAM AND ANY PAYMENT IS MADE TO CITIVIC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CITIVIC, HAS AN INTEREST HEREIN.

No. 1	Up to ¥100,000,000,000

REPUBLIC OF ITALY

¥100,000,000,000
0.650% Notes
due March 20, 2009

Common Code 019042871
CUSIP 465410BL1
ISIN XS0190428713

     The Republic of Italy (herein called the “Issuer” or “Italy”), for value received, hereby promises to pay to Citivic Nominees Limited, or registered assigns, the principal sum set forth in the attached Schedule A of increases and decreases, which at any time shall not exceed ¥100,000,000,000, on March 20, 2009 and to pay interest thereon at the rate of 0.650% per annum from and including April 14, 2004. Interest shall be payable on September 20, 2004 and, thereafter, semi-annually in arrears in two equal payments commencing March 20, 2005 on March 20 and September 20 of each year (each an “Interest Payment Date”), unless any Interest Payment Date would otherwise fall on a day which is not a Banking Day, in which case the Interest Payment Date shall be the immediately succeeding Banking Day. Whenever it is necessary to compute any amount of accrued interest in respect of the Note for a period of less than one full year, other than in respect to regular semi-annual regular payments, interest will be calculated on the basis of the actual number of days and a year of 365 days. Interest in respect of the interest period ending on September 20, 2004, will be calculated on the basis of 159 days and a year of 365 days. “Banking Day” means any day that is a day on which banking institutions in The City of New York and Tokyo are not generally authorized or obligated by law, regulation or executive order to close.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Fiscal Agency Agreement hereinafter referred to, be paid to the person (the “registered holder”) in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the preceding September 5 and March 5, as the case may be (each a “Regular Record Date”). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the registered holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such interest to be fixed by Italy, notice whereof shall be given to registered holders of Securities of this series not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange.

     Principal of (and premium, if any, on) this Security shall be payable at the corporate trust office of Citibank, N.A., as fiscal agent or its successor (the “Fiscal Agent”) and at the offices of such other paying agents as Italy shall have appointed pursuant to the Fiscal Agency Agreement. Payments of principal of (and premium, if any, on) the Securities shall be made against surrender of this Security, and payments of any interest on this Security shall be made, in accordance with the foregoing and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person’s address appearing on the aforementioned register. The Issuer covenants that until this Security has been delivered to the Fiscal Agent for cancellation, or monies sufficient to pay the principal of (and premium, if any, on) and interest on this Security have been made available for payment and either paid or returned to the Issuer as provided herein, it will at all times maintain offices or agencies in the Borough of Manhattan, The City of New York for the payment of the principal of (and premium, if any, on) and interest on the Securities as herein provided.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     The Securities are issued pursuant to a Fiscal Agency Agreement, dated as of May 15, 2003, between Italy and Citibank, N.A., as Fiscal Agent.

     Unless the certificate of authentication hereon has been executed by the Fiscal Agent by manual signature, this Security shall not be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated: April 14, 2004

REPUBLIC OF ITALY

By: /s/ Maria Cannata
D.ssa Maria Cannata
Director General — Treasury Department — Direction II
Ministry of Economy and Finance

     This is one of the Securities of the series referred to in the within-mentioned Fiscal Agency Agreement.

CITIBANK, N.A.

As Fiscal Agent

By: /s/ Nick Trott
Authorized Officer

REVERSE OF INTERNATIONAL GLOBAL NOTE
REPUBLIC OF ITALY
0.650% NOTES DUE 2009

     1. (a) This Security is one of a duly authorized issue of securities of the Issuer consisting of ¥100,000,000,000 principal amount of 0.650% Notes due 2009 issued by Italy on April 14, 2004 (herein called the “Securities”), issued and to be issued in accordance with a Fiscal Agency Agreement, dated as of May 15, 2003 (herein called the “Fiscal Agency Agreement”), between the Issuer and Citibank, N.A. as Fiscal Agent (herein called the “Fiscal Agent”, which term includes any successor fiscal agent under the Fiscal Agency Agreement), copies of which Fiscal Agency Agreement are on file and available for inspection at the corporate trust office of the Fiscal Agent in London, England. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to ¥100,000,000,000.

     (b) The Securities are the direct, unconditional, general and (subject to the provisions below) unsecured obligations of Italy and will rank equally with all other evidences of indebtedness issued in accordance with the Fiscal Agency Agreement and with all other unsecured and unsubordinated general obligations of Italy for money borrowed. Italy hereby pledges its full faith and credit for the due and punctual payment of the Securities and for the due and timely performance of all obligations of Italy with respect thereto. Amounts payable in respect of principal of and interest on the Securities will be charged upon and be payable out of the Treasury of Italy, equally and ratably with all other amounts so charged and amounts payable in respect of all other general loan obligations of Italy.

     (c) Italy hereby agrees that it will not create any Encumbrance upon the whole or any part of its present or future revenues or assets to secure any present or future External Indebtedness without securing the Securities Outstanding (as defined in Paragraph 10) equally and ratably with such External Indebtedness, and the instrument creating any such Encumbrance shall expressly provide therefor. “Encumbrance” shall mean any mortgage, charge, pledge, lien or other arrangement creating security other than any security on goods or other assets provided to or acquired by Italy and securing a sum not greater than the purchase price (together with interest and other related charges) of such goods or assets and any related services. “External Indebtedness” shall mean all indebtedness of Italy in respect of moneys borrowed by Italy on international markets.

     2. Except as set forth in the following sentence, the Securities are issuable only as fully registered global securities, without coupons (each, a “Global Security”), each registered in the name of either (x) Cede & Co., or a nominee thereof, in respect of interests held through the Depository Trust Company, a New York corporation (“DTC”) DTC, or a successor of DTC or a nominee thereof or (y) Citivic Nominees Limited, a nominee of Citibank, N.A., London office, as common depositary for, and in respect of interests held through, Euroclear and Clearstream or a successor to Euroclear or Clearstream or a nominee thereof, (each of DTC, Euroclear and Clearstream and any successor to any of them, is referred to herein as the “Clearing System”) and (i) no Global Security may be transferred, except within a Clearing

System, between Clearing Systems, to one or more nominees of a Clearing System or to one or more respective successors of a Clearing System and its nominees, and (ii) no Global Security may be exchanged for any Security other than another Global Security. Notwithstanding any other provision of the Fiscal Agency Agreement or this Security, a Global Security may be transferred to, or exchanged for registered Securities registered in the name of, a person other than a Clearing System, a nominee of a Clearing System or a successor of a Clearing System or its nominee if (i) the relevant Clearing System (a) notifies Italy that it is unwilling or unable to continue as depositary for such Global Securities or (b) in the case of DTC, or a successor thereto, ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at a time when it is required to be, and in either such case (a) or (b) a successor is not appointed by Italy within 90 days after receiving such notice or becoming aware that DTC or such successor is no longer so registered, (ii) Italy, in its sole discretion, instructs the Fiscal Agent in writing that the Global Securities shall be so transferable and exchangeable or (iii) there shall have occurred and be continuing an event of default with respect to the Securities evidenced by this Global Security (as set forth in Paragraph 6). Registered Securities issued in exchange for this Global Security will be registered in such names as an authorized representative of the relevant Clearing System shall request, and issued in denominations of ¥100,000 and integral multiples thereof.

     3. The Issuer shall maintain in London, England an office or agency where Securities may be surrendered for registration of transfer or exchange. The Issuer has initially appointed the corporate trust office of the Fiscal Agent as its agent in London, England for such purpose and has agreed to cause to be kept at such office a register in which, subject to such reasonable regulations as it may prescribe, Italy will provide for the registration of Securities and registration of transfers of Securities. Italy reserves the right to vary or terminate the appointment of the Fiscal Agent as security registrar or of any transfer agent or to appoint additional or other registrars or transfer agents or to approve any change in the office through which any security registrar or any transfer agent acts, provided that there will at all times be a security registrar in London, England.

     Subject to Paragraph 2, (i) the registrar will adjust the amount of the Securities registered in the name of Citivic Nominees Limited and evidenced by this Global Security on the one hand, and evidenced by the Global Security registered in the name of Cede & Co. on the other hand, as necessary to reflect changes in the amounts of Securities held through Euroclear and Clearstream on the one hand, and through DTC, on the other hand, or their respective successor or nominee, by increasing or decreasing the principal sum set forth in the attached Schedule A of increases and decreases and the corresponding schedules in the Global Securities registered in the name of Cede & Co.; and

     (ii) the transfer of a Security is otherwise registrable on the aforementioned register upon surrender of such Security at the corporate trust office of the Fiscal Agent duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Fiscal Agent duly executed by, the registered holder thereof or his attorney duly authorized in writing. Subject to Paragraph 2, upon such surrender of this Security for registration of transfer, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities, dated the date of authentication thereof, of any authorized denominations and of a like aggregate principal amount.

     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of Italy, evidencing the same debt, and entitled to the same benefits, as the Securities surrendered upon such registration of transfer or exchange. No service charge shall be made for any registration of transfer or exchange, but Italy may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Issuer, the Fiscal Agent and any agent of the Issuer or the Fiscal Agent may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer nor the Fiscal Agent nor any such agent shall be affected by notice to the contrary.

     The Securities will become void unless surrendered for payment within a period of five years from the date on which the payment of the principal in respect thereof first becomes due or, if the full amount of such principal has not been received by a Fiscal Agent on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the holders.

     4. (a) The Issuer shall pay to the Fiscal Agent at its principal office in London, England, on or prior to each Interest Payment Date and the maturity date of the Securities, in such amounts sufficient (with any amounts then held by the Fiscal Agent and available for the purpose) to pay the interest on and the principal of, the Securities due and payable on such Interest Payment Date or maturity date, as the case may be. The Fiscal Agent shall apply the amounts so paid to it to the payment of such interest and principal in accordance with the terms of the Securities. Any monies held by the Fiscal Agent for the payment of the principal of (or premium, if any) or interest on any Securities and remaining unclaimed at the end of two years after such principal (or premium) or interest shall have become due and payable (whether at maturity or otherwise) shall then be repaid to the Issuer upon its written request, and upon such repayment all liability of the Fiscal Agent with respect thereto shall cease, without, however, limiting in any way any obligation the Issuer may have to pay the principal of (and premium, if any) and interest on this Security as the same shall become due.

     (b) In any case where the due date for the payment of the principal of (and premium, if any) or interest on any Security shall not be a Banking Day, then such payment need not be made on such date at such place but may be made on the immediately succeeding Banking Day with the same force and effect as if made on the date for such payment.

     5. (a) All payments of principal and interest in respect of the Securities will be exempt from taxes, levies, imposts, duties, deductions, withholdings or other charges, of whatsoever nature, imposed, levied, collected, withheld or assessed by the Republic of Italy or any political sub-division or taxing authority thereof or therein (all of which are referred to herein as “Italian Taxes”) so long as the beneficial owner of the relevant Security is not resident in the Republic of Italy.

     Without prejudice to the foregoing, if any payment of principal or interest is not exempt as aforesaid, Italy shall pay, to the extent permitted by law, such additional amounts as are necessary in order that the net payment, after the imposition of any Italian Taxes in respect thereof, will not be less than the amount the holder would have received in the absence of such taxes, except that no such additional amounts shall be payable:

          i. to on behalf of a holder who is able to avoid such imposition, levy, collection, withholding or assessment by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority;

          ii. in respect of any Security presented for payment (where presentation is required) more than 30 days after the Relevant Date, except to the extent that the holder thereof would have been entitled to additional amounts on presenting the same for payment on the expiration of such period of 30 days;

          iii. where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

          iv. in respect of any Security presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Security to another paying agent in a Member State of the European Union.

          As used herein, the “Relevant Date” means the date on which such payment first becomes due or, if the full amount of the money payable has not been received by the Fiscal Agent on or prior to such due date, it means the date on which, the full amount of such money having been so received, notice to that effect shall have been duly given in the manner provided in the Fiscal Agency Agreement.

          Any reference herein to principal and/or interest shall be deemed also to refer to any additional amounts which may be payable hereunder with respect thereto.

          Italy shall pay all stamp and other duties, if any, which may be imposed by the Republic of Italy, the United States or any political subdivision thereof or taxing authority of or in the foregoing with respect to the Fiscal Agent Agreement or the issuance of this Security.

          (b) Except as specifically provided in this Security, the Issuer shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political sub-division or taxing authority thereof or therein. Whenever in this Security there is a reference, in any context, to the payment of the principal of (or premium, if any, on) or interest on, or in respect of, any Security, such mention shall be deemed to include mention of the payment of additional amounts provided for in paragraph 5(a) to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of such paragraph and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

     6. In the event:

     (a) of default in the payment of any principal of (and premium, if any, on) or interest on any of the Securities and the continuance of such default for a period of more than 30 days after the due date; or

     (b) of failure to perform or observe any other obligation under the Securities and the continuance of such default for the period of 60 days following written notice thereof to Italy at the office of the Fiscal Agent by any Security holder (except where such failure is not capable of remedy, in which event no notice shall be required); or

     (c) that (i) any other present or future External Indebtedness becomes due and payable prior to the stated maturity thereof by reason of default, or any such External Indebtedness is not paid at the maturity thereof as extended by any grace period applicable thereto, or (ii) Italy shall declare a general moratorium on the payment of any External Indebtedness;

the holders of not less than 25% in aggregate principal amount of the Securities then Outstanding, may declare by written notice to the Issuer and the Fiscal Agent at its corporate trust office the principal of this Security and the interest accrued hereon to be due and payable immediately and, unless all such defaults shall have been cured by the Issuer prior to receipt of such written notice, the principal of this Security and the interest accrued thereon shall become and be immediately due and payable.

If any and all existing events described in (a), (b) and (c) in this Paragraph 6, other than the nonpayment of the principal of the Securities which shall have become due solely by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then, and in every such case, the holders of 66⅔% in aggregate principal amount of the Securities then Outstanding, by written notice to the Issuer and to the Fiscal Agent as set forth in this Security may, on behalf of all the holders, rescind and annul any prior declaration of the acceleration of the principal of, and interest accrued on, the Securities and its consequences, but no such rescission and annulment shall extend to or affect any subsequent default, or shall impair any right consequent thereon.

     7. If any mutilated Security is surrendered to the Fiscal Agent, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver in exchange therefor, a new Security of like tenor and principal amount, bearing a number not contemporaneously Outstanding.

     If there be delivered to the Issuer and the Fiscal Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of each of them harmless, then, in the absence of notice to the Issuer or the Fiscal Agent that such Security has been acquired by a bona fide purchaser, the Issuer shall execute, and upon its request the Fiscal Agent shall authenticate and deliver in lieu of any such destroyed, lost or stolen Security a new Security of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

     Upon the issuance of any new Security under this Paragraph, the Issuer may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Fiscal Agent) connected therewith.

     Every new Security issued pursuant to this Paragraph in lieu of any destroyed, lost or stolen Security, shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone.

     Any new Security delivered pursuant to this Paragraph shall be so dated that neither gain nor loss in interest shall result from such exchange.

     The provisions of this Paragraph 7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     8. The Fiscal Agent may call a meeting of the holders of the Securities at any time regarding the Fiscal Agency Agreement or the Securities. In addition, the Fiscal Agent will call a meeting of the holders of the Securities if Italy or the holders of at lest ten percent of the aggregate principal amount outstanding of the Securities deliver a written request to the Fiscal Agent setting forth the action they propose to take. The Fiscal agent will determine the time and place of the meeting and notify the holders of the time, place and purpose of the meeting not less than 30 and not more than 60 days before the meeting.

     Only holders of a Security and their proxies are entitled to vote at a meeting of holders. Holders or proxies representing a majority of the aggregate principal amount of the Securities Outstanding, as defined in Paragraph 10 hereof, will normally constitute a quorum. However, if a meeting is adjourned for a lack of a quorum, then holders or proxies representing 25% of the aggregate principal amount of the Outstanding Securities will constitute a quorum when the meeting is rescheduled. For purposes of a meeting of holders that proposes to discuss Reserved Matters, as defined in Paragraph 9 hereof, holders or proxies representing 75% of the aggregate principal amount of the Outstanding Securities will constitute a quorum. The Fiscal Agent will set the procedures governing the conduct of the meeting.

     9. Italy and the Fiscal Agent may, (a) with the approval of holders of Securities at a meeting duly called and held, upon the affirmative vote of holders of not less than 66 2/3% in aggregate principal amount of the Securities then Outstanding and represented at such meeting or (b) upon the written consent of holders of not less than such percentage, modify, amend or supplement the terms of the Securities or, insofar as it affects the Securities, the Fiscal Agency Agreement, in any way, and such holders may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Fiscal Agency Agreement or the Securities to be made, given or taken by holders of Securities; provided, however, that no such action may, without the consent of the holders of not less than 75% in aggregate principal amount of the Securities then Outstanding, voting at a meeting or by written consent (i) change the due date for the payment of the principal of (or premium, if any) or any installation of interest on any Securities, (ii) reduce the principal amount of any Securities, the portion of such principal amount which is payable upon acceleration of the maturity of such

Securities, the interest rate thereon or the premium payable upon redemption thereof, (iii) change the coin or currency in which or the required places at which payment with respect to interest, premium or principal in respect of the Securities is payable, (iv) shorten the period during which Italy is not permitted to redeem the Securities, or permit Italy to redeem the Securities if, prior to such action, Italy is not permitted to do so, (v) reduce the proportion of the principal amount of Securities the vote or consent of the holders of which is necessary to modify, amend or supplement the Fiscal Agency Agreement or the terms and conditions of the Securities or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, (vi) change the obligation of the Issuer to pay additional amounts, (vii) change the definition of “Outstanding” with respect to the Securities, (viii) in connection with an exchange offer for the Securities, amend Paragraph 6 hereof, (ix) change the governing law provision of the Securities, (x) change the courts to the jurisdiction of which the Issuer has submitted, the Issuer’s obligation to appoint and maintain an Authorized Agent as set forth in Paragraph 16 hereof, or the Issuer’s waiver of immunity, in respect of actions or proceedings brought by any holder based upon the Securities, as set forth in Paragraph 16 hereof, or (xi) change the status of the Securities, as set forth in Section 1(b) of the Fiscal Agency Agreement. Each of the actions set forth under (i) through (xi) of the preceding sentence is referred to herein as a “Reserved Matter.” Italy and the Fiscal Agent may, without the vote or consent of any holder of the Securities, amend the Fiscal Agency Agreement or the Securities for the purpose of (i) adding to the covenants of the Issuer for the benefit of the holders of the Securities, (ii) surrendering any right or power conferred upon the Issuer, (iii) securing the Securities pursuant to the requirements of the Securities or otherwise, (iv) curing any ambiguity or curing, correcting or supplementing any defective provision thereof or (v) amending the Fiscal Agency Agreement or the Securities in any manner in which Italy and the Fiscal Agent may determine and which shall not be inconsistent with the Securities and shall not adversely affect the interest of any holder of the Securities.

     It shall not be necessary for the vote or consent of the holders of the Securities to approve the particular form of any proposed modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action, but it shall be sufficient if such vote or consent shall approve the substance thereof.

     10. For purposes of the provisions of the Securities, any Security authenticated and delivered pursuant to the Fiscal Agency Agreement shall, as of any date of determination, be deemed to be “Outstanding,” except

     (i) Securities theretofore cancelled by the Fiscal Agent or delivered to the Fiscal Agent for cancellation or held by the Fiscal Agent for reissuance but not reissued by the Fiscal Agent;

     (ii) Securities which have been called for redemption in accordance with their terms or which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof (and premium, if any) and any interest thereon shall have been made available to the Fiscal Agent; or

     (iii) Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to the Fiscal Agency Agreement;

provided, however, that in determining whether the holders of the requisite principal amount of Outstanding Securities are present at a meeting of holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement hereunder, Securities owned directly or indirectly by the Issuer shall be disregarded and deemed not to be Outstanding.

     11. No reference herein to the Fiscal Agency Agreement and no provision of this Security or of the Fiscal Agency Agreement shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     12. All notices to the holders of the Securities will be published in English in London in the Financial Times, in New York in The Wall Street Journal (Eastern Edition) and, so long as any of the Notes are listed on the Luxembourg Stock Exchange and the rules of such Exchange shall so require, in a daily newspaper of general circulation in Luxembourg which is expected to be the Luxemburger Wort. If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language newspaper determined by Italy with general circulation in the respective market regions. Any such notice shall be deemed to have been given to the holders of the Securities on the date of such publication or, if published more than once on different dates, on the first date on which publication is made.

     13. The Republic of Italy from time to time, without notice to or the consent of the registered holders of the Securities, may create and issue further Securities ranking pari passu with the Securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further Securities or except for the first payment of interest following the issue date of such further Securities) and so that such further Securities shall be consolidated and form a single series with the Securities and shall have the same terms as to status, redemption or otherwise as the Securities.

     14. THIS SECURITY SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     15. Italy hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Security, and to constitute the same and valid obligation of Italy in accordance with its terms, have been done and performed and have happened in due and strict compliance with the applicable laws of the Republic of Italy.

     16. Italy has appointed its Ambassador to the United States, 3000 Whitehaven Street, N.W., Washington, D.C. 20008, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any action arising out of or based on the Securities which may be instituted in any State or Federal court in The City of New York by the holder of any Security, and Italy expressly accepts the jurisdiction of any such court in respect of such action. The Issuer hereby irrevocably waives any immunity to service of process and any objection to venue in respect of any such action to which it might otherwise be entitled in any action arising out of or based on the Securities which may be instituted by the holder of any Security in any State or Federal court in The City of New York or in any competent court in the Republic of Italy to the fullest extent permitted by Italian law. Such appointment shall be irrevocable until all amounts in respect of the principal of (and premium, if any) and any interest due and to become due on or in respect of all the Securities have been either paid or returned to the Issuer as provided in Section 8(b) of the Fiscal Agency Agreement. Italy hereby waives irrevocably any immunity from jurisdiction (but not from execution or attachment or process in the nature thereof) to which it might otherwise be entitled in any action arising out of or based on the Securities which may be instituted by the holder of any Security in any State or Federal court in The City of New York or in any competent court in the Republic of Italy to the fullest extent permitted by Italian law. Neither such appointment nor such waiver of immunity shall be interpreted to include actions brought under the United States Federal securities laws.

ABBREVIATIONS

     The following abbreviations, when used in the inscription herein, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants	UNIF GIFT
		in common	MIN ACT	-	Custodian
(Cust)

(Minor)
TEN ENT	-	as tenants by			Under Uniform Gifts
		the entireties			to Minors

JT TEN	-	as joint tenants with
right of survivorship and
not as tenants in common

State

Additional abbreviations may also be used
though not in the above list.

FOR VALUE RECEIVED the undersigned hereby
sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address
including postal zip code of assignee

the within note and all rights thereunder, hereby irrevocably constituting and appointing                                                                 attorney to transfer said note on the books of the Issuer, with full power of substitution in the premises.

Dated:

SCHEDULE A
SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount of this Global Note shall be ¥ Zero. The following increases or decreases in the principal amount of this Global Note have been made:

Date of
Amount of	Amount of		Signature of	exchange
decrease in	increase in		authorized	following such
principal amount of	principal amount of	Principal amount of	officer of the	decrease or
this Global Note	this Global Note	this Global Note	registrar	increase